Exhibit 5.1

King & Spalding LLP 1100 Louisiana, Suite 4000 Houston, Texas 77002

December 15, 2017

NextDecade Corporation

3 Waterway Square Place, Suite 400

The Woodlands, Texas 77380

Re: NextDecade Corporation – Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for NextDecade Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to an aggregate 5,262,461 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, to be issued pursuant to the NextDecade Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”), upon the exercise of options, stock appreciation rights or other stock-based awards granted under the 2017 Plan.

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

The opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Shares are duly authorized and (ii) when issued pursuant to the 2017 Plan, or upon the exercise of options, stock appreciation rights or other stock-based awards granted under the 2017 Plan, as the case may be,  the Shares will be validly issued, fully paid and nonassessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ King & Spalding LLP